ADVISORY AGREEMENT

         THIS AGREEMENT is made this 8th day of September, 1995 by and between TRANS ADVISER FUNDS, INC., a Maryland corporation (the "Company"), and TRANS FINANCIAL BANK, N.A., a national banking association organized under the laws of the United States (the "Adviser"), with respect to the following recital of fact:

                                  R E C I T A L

         WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Company and the Adviser desire to enter into an agreement to provide management and investment advisory services for the funds listed on Schedule A (individually a "Fund" and collectively, the "Funds") on the terms and conditions hereinafter set forth; and

         WHEREAS, Mastrapasqua & Associates, Inc. (the "Sub-Adviser") will serve as sub-adviser to the Company and its Funds pursuant to a Sub-Advisory Agreement between the Adviser and the Sub-Adviser of even date herewith;

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

               1. Management. The Adviser shall manage the Company's affairs, and shall provide or arrange for all necessary services except as otherwise set forth herein, including the investment and reinvestment of the cash, securities or other properties comprising the Funds' assets, subject at all times to the policies and control of the Company's Board of Directors. The Adviser shall give the Company the benefit of its best judgment, efforts and facilities in rendering its services as adviser.

               2. Management Duties. In carrying out its obligations the Adviser shall:

                    (a) supervise and manage all aspects of the Company's operations;

                    (b) provide the Company with such executive,  administrative and clerical services as are deemed advisable by the Company's Board of Directors;

                    (c) arrange, but not pay for, the periodic updating of prospectuses, statements of additional information and supplements thereto, proxy material, tax returns, reports to each Fund's shareholders and reports to and filings with the
               Securities   and   Exchange   Commission   and  state   Blue  Sky
               authorities;

                    (d) provide the Company with, or obtain for it, adequate office space and all necessary equipment and services, including telephone service, heat, utilities, stationery supplies and similar items for the Company's principal office;

                    (e) provide the Board of Directors of the Company on a regular basis with financial reports and analyses of each Fund's operations and the operations of comparable investment companies;

                    (f) formulate and implement continuing programs for the investment and reinvestment of each Fund's cash, securities or other properties and regularly report thereon to the Company's Board of Directors; and

                    (g) take,  on  behalf  of the  Company  and its  Funds,  all actions which appear to the Company necessary to effect such purchase and sale programs and supervisory functions as aforesaid, including the placing of orders for the purchase and sale of portfolio instruments.

               3. (i) Appointment. The Company hereby appoints the Adviser to act as investment adviser to the Company and its Funds for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

                    (ii) Investment  Advisory Services.  The Adviser agrees that it will:

                    (a) obtain and evaluate  information  the Adviser  considers pertinent concerning: (i) significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or a Fund; (ii) the individual issuers whose securities are included in a Fund's portfolio or the activities in which they engage; or (iii)
               securities which the Adviser or any Sub-Adviser considers desirable for inclusion in a Fund's portfolio;

                    (b) determine which issuers and securities shall be represented in a Fund's portfolio or supervise the activities of any Sub-Adviser responsible to determine which issuers and securities shall be represented in a Fund's portfolio;

                    (c) formulate and implement continuing programs for the purchases and sales of the securities of such issuers.

                    (d) take,  on  behalf  of the  Company  and its  Funds,  all actions which appear to the Company necessary to carry into effect such purchase and sale programs as aforesaid; and

                    (e) furnish the Company's Board of Directors with such periodic and special reports as the Board of Directors may reasonably request.

               4. Broker-Dealer Relationships. The Adviser is responsible for decisions to buy and sell portfolio instruments for the Company's Intermediate Bond Fund, Kentucky Tax-Free Fund, Tennessee Tax-Free Fund and Money Market Fund (the "Fixed Income Funds"), selection of broker-dealers to effect such transactions, and negotiation of brokerage commission rates, if any, with respect to such transactions. The Adviser's primary consideration in effecting a security transaction will be execution at the most favorable price. The Company understands that most of the Company's fixed income transactions will be transacted with issuers or primary market makers acting as principal on a net basis, with no brokerage commissions being paid by a Fund. Such principal transactions may, however, result in a profit to the market makers. In certain instances the Adviser may make purchases of underwritten issues at prices which include underwriting fees. In selecting a broker-dealer to execute each particular transaction, the Adviser will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of a Fund on a continuing basis. Accordingly, the price to a Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Directors may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a broker or dealer that provides brokerage and research services to the Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to a Fund. The Adviser is further authorized to allocate the orders placed by it on behalf of a Fund to such brokers and dealers who also provide research or statistical material, or other services to the Company, the Adviser or the Sub-Adviser. Such allocation shall be in such amounts and proportions as the Adviser shall determine and the Adviser will report on said allocations regularly to the Board of Directors of the Company indicating the brokers to whom such allocations have been made and the basis therefor.

               5. Control by Board of Directors. Any management or supervisory activities undertaken by the Adviser pursuant to this Agreement, as well as any other activities undertaken by the Adviser on behalf of the Company and its Funds pursuant thereto, shall at all times be subject to any directives of the Board of Directors of the Company.

               6. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Adviser shall at all times conform to:

                    (a) all applicable  provisions of the Investment Company Act of 1940, as amended, and any rules and regulations adopted thereunder;

                    (b) the  provisions  of the  Registration  Statement  of the
               Company under the Securities Act of 1933 and the Investment Company Act of 1940, as amended;

                    (c)  the   provisions  of  the  Articles  of  Amendment  and
               Restatement of the Company;

                    (d) the provisions of the By-laws of the Company, as amended; and

                    (e) any other  applicable  provisions  of state and  federal law.

               7. Expenses. The expenses connected with the Company shall be allocable between the Company and the Adviser as follows:

                    (a) The Adviser  shall  furnish,  at its expense and without cost to the Company, the services of personnel, office space and equipment to the extent that such services are required to carry out its obligations under this Agreement.

                    (b) The Adviser  shall  furnish,  at its expense and without cost to the Company, the services of a President, Secretary and one or more Vice Presidents of the Company, to the extent that such additional officers may be required by the Company for the proper conduct of its affairs.

                    (c) The  Adviser  shall  maintain at its expense and without cost to the Company, a trading function in order to carry out its obligations under subparagraph (g) of paragraph 2 hereof to place orders for the purchase and sale of portfolio instruments for the Company's Fixed Income Funds.

                    (d) The  Company  assumes  and shall pay or cause to be paid all other expenses of the Funds, including, without limitation: the charges and expenses of any registrar, any custodian or depository appointed by the Company for the safekeeping of the Funds' cash, portfolio securities and other property, and any stock transfer, dividend or accounting agent or agents appointed by the Company; brokers' commissions chargeable to a Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Company to federal, state or other governmental agencies; the costs and expenses of engraving or printing of stock certificates representing shares of the Company; all costs and expenses in connection with the registration and maintenance of registration of the Company and its shares with the Securities and Exchange Commission and various states and other jurisdictions (including filing and legal fees and disbursements of counsel); the costs and expenses of preparing (including typesetting) prospectuses and statements of additional information (including supplements thereto) of the Company, proxy statements and reports to shareholders, and of printing and distributing such items to shareholders of the Funds; all expenses of shareholders' meetings; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares or in cash; charges and expenses of any outside service used for pricing of the Company's shares; charges and expenses of legal counsel, including counsel to the directors of the Company who are not "interested persons"(as defined in the Investment Company Act of 1940, as amended) of the Company, and of independent accountants, in connection with any matter relating to the Company and its Funds; interest payable on a Fund's borrowings; postage; insurance premiums on property or personnel (including officers and directors) of the Company which inure to its benefit; extraordinary expenses (including but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Company's operation unless otherwise explicitly provided herein.

               8. Delegation of Responsibilities. The Adviser may, but should be under no duty to, perform services on behalf of the Company which are not required by this Agreement upon the request of the Company's Board of Directors. Such services will be performed on behalf of the Company and the Adviser's charge in rendering such services may be billed monthly to the Company, subject to examination by the Company's independent accountants. Payment or assumption by the Adviser of any Company expense that the Adviser is not required to pay or assume under this Agreement shall not relieve the Adviser of any of its obligations to the Company nor obligate the Adviser to pay or assume any similar Company expense on any subsequent occasions.

               9. Compensation. For the services to be rendered and the expenses assumed by the Adviser, each Fund shall pay to the Adviser the annual fee, payable monthly, set forth opposite its name on Schedule A annexed to this Agreement. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Subject to the provisions of Paragraph 10 hereof, payment of the Adviser's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by Paragraph 10 hereof.

               10. Expense Limitation. In the event the operating expenses of a Fund, including all investment advisory and management fees, for any fiscal year ending on a date on which this Agreement is in effect exceed the expense limitations applicable to the Fund imposed by the securities laws or regulations thereunder of any state in which the Fund's shares are qualified for sale, as such limitations may be raised or lowered from time to time, the Adviser shall reduce its management fee to the extent of its share of such excess expenses and, if required, pursuant to any such laws or regulations, will reimburse the Fund for any annual operating expenses (after reductions of all investment advisory and management fees) in excess of any expense limitation that may be applicable; provided, however, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions, and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Fund. Such reduction, if any, shall be computed and accrued daily, shall be settled on a monthly basis and shall be based upon the expense limitation applicable to the Fund as at the end of the last business day of the month. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Adviser's fee shall be applicable. For the purposes of this Paragraph, the Adviser's share of any excess expenses shall be computed by multiplying such excess expenses by a fraction, the numerator of which is the amount of the management fee which would otherwise be payable to the Adviser for such fiscal year were it not for this Paragraph 10 and the denominator of which is the sum of all advisory and management fees which would otherwise be payable by a Fund were it not for the expense limitation provisions of any advisory or management agreement to which the Company is a party.

               11. Non-Exclusivity. The services of the Adviser to the Company are not to be deemed exclusive and the Adviser shall be free to render investment management and corporate administrative or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that officers and directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or corporation, including other investment companies.

               12. Term and Approval. This Agreement shall become effective at the close of business on the date hereof and, unless earlier terminated as provided in Paragraph 13 hereof, shall remain in force and effect for a period of two years from the date hereof. The Agreement shall thereafter continue in force and effect from year to year, provided that such continuance is specifically approved at least annually:

                    (a) (i) by the  Company's  Board of Directors or (ii) by the
               vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act of 1940, as amended), and

                    (b) by the  affirmative  vote of a majority of the directors who are not parties to this Agreement or interested persons of a party to this Agreement (other than as Company directors), by votes cast in person at a meeting specifically called for such purpose.

               13. Termination. This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Company's Board of Directors or by vote of a majority of a Fund's outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act of 1940, as amended), or by the Adviser, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by either party. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for the purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act of 1940, as amended.

               14. Liability of the Adviser. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or its officers, directors or employees, or reckless disregard by the Adviser of its duties under this Agreement, the Adviser shall not be liable to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

               15. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of both the Company and the Adviser shall be 540 East Main Street, Bowling Green, Kentucky 42101.

               16. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended, shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Investment Company Act of 1940, as amended, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

               17.  Non-Exclusive  Use of the Name "Trans Adviser".  The Company
acknowledges that it adopted its name through the permission of the Adviser. The Adviser hereby consents to the non-exclusive use by the Company of the name "Trans Adviser" only so long as the Adviser serves as the Funds' adviser. The Company covenants and agrees to protect, exonerate, defend, indemnify and hold harmless the Adviser, its shareholders, officers, directors, agents and employees from and against any and all costs, losses, claims, damages or liabilities, joint or several, including all legal expenses, which may arise or have arisen out of the Company's use or misuse of the name "Trans Adviser", or out of any breach of or failure to comply with this Section 17.

               If the Adviser or any successor to its business shall cease to furnish services to the Funds under this Agreement or similar contractual arrangement, the Company:

                    (a) as  promptly  as  practicable,  will take all  necessary action to cause its Articles of Amendment and Restatement to be amended to accomplish a change of name; and

                    (b) within 90 days after the  termination  of this Agreement or such similar contractual arrangement, shall cease to use in any other manner, including but not limited to use in any prospectus, sales literature or promotional material, the name "Trans Adviser" or any name, mark or logotype derived from it or similar to it or indicating that the Funds are managed by or otherwise associated with the Adviser.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

                                            TRANS ADVISER FUNDS, INC.

                                            By:/s/ Thomas A. Trantum
                                               ---------------------
                                               Thomas A. Trantum, President

Attest:

/s/ Frank Mastrapasqua
----------------------
                                             TRANS FINANCIAL BANK, N.A.


                                             By:/s/Douglas M. Lester
                                                --------------------
                                                Douglas M. Lester, President

Attest:

/s/ Ron Szejner
---------------

                                   SCHEDULE A

                 Name of Fund                       Annual Fee*
                 ------------                       -----------

           1.  Growth/Value Fund                       1.00%
           2.  Aggressive Growth Fund                  1.00%
           3.  Intermediate Bond Fund                   .40%
           4.  Kentucky Tax-Free Fund                   .40%
           5.  Tennessee Tax-Free Fund                  .40%
           6.  Money Market Fund                        .20%

  * As a percentage of average daily net assets.